SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                AMENDMENT NO. 1


                        Date of amendment: July 31, 1995

                        Commission File Number: 0-13406





                          The CHALONE Wine Group, Ltd.

             (Exact name of Registrant as specified in its charter)





         California                                    94-1696731
 (State or other jurisdiction of
  incorporation or organization)            (I.R.S. Employer Identification No.)

                                621 Airpark Road
                             Napa, California 94558
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 707-254-4200

The undersigned registrant hereby amends its Current Report on Form 8-K dated May 9, 1995, by restatement and supplementation of Item 7 thereof, Financial Statements and Exhibits, as follows:

Item 7.  Financial Statements and Exhibits

(a)      Financial statements.
         Financial statements of Societe Civile De Duhart-Milon-Rothschild, pertaining to the registrant's acquisition of a 23.5% interest therein, and pro forma financial information for The Chalone Wine Group, Ltd., showing the pro forma effects of such an acquisition, are submitted herewith, as shown in Item 7(c), following.

 (c)     Exhibits.
         1. "Summary of Terms," dated April 26, 1995. *
         2. Press release, dated April 27, 1995. *
         3. Financial statements of Societe Civile De Duhart-Milon-Rothschild:
            a.    Balance Sheets at December 31, 1994 and 1993
            b. Statements of Income and Retained Earnings for 12 months ended December 31, 1994, 1993 and 1992
            c. Statements of Cash Flows for 12 months ended December 31, 1994, 1993 and 1992
            d.    Notes to Financial Statements
            e.    Independent Auditors' Report
            f.    Balance Sheets at March 31, 1995 and 1994 (unaudited)
            g. Statements of Income and Retained Earnings for 3 months ended March 31, 1995 and 1994 (unaudited)
            h. Statements of Cash Flows for 3 months ended March 31, 1995 and 1994 (unaudited)
         4. Pro Forma Financial Statements for The Chalone Wine Group, Ltd.:
            a.    Income Statement for the 12 Months Ended December 31,1994
            b.    Balance Sheet at March 31, 1995
            c.    Income Statement for the 3 Months Ended March 31,1995
            d.    Note to Pro Forma Financial Statements (Unaudited)

                                   SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant, has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             The CHALONE Wine Group, Ltd.

Dated:  July 31, 1995                        By /s/ William L. Hamilton
                                                ---------------------------
                                                William L. Hamilton
                                                Executive Vice President
                                                and Chief Financial Officer

                                 EXHIBIT INDEX


Exhibit                                                            Sequentially
Number    Exhibit Description                                     Numbered Page

1. "Summary of Terms," dated April 26, 1995                                  *

2. Press release, dated April 27, 1995.                                      *

3. Financial statements of Societe Civile De Duhart-Milon-Rothschild:
   3.a.  Balance Sheets at December 31, 1994 and 1993                        4
   3.b.  Statements of Income and Retained Earnings for 12 months ended
             December 31, 1994, 1993 and 1992                                5
   3.c.  Statements of Cash Flows for 12 months ended
              December 31, 1994, 1993 and 1992                               6
   3.d.  Notes to Financial Statements                                       7
   3.e.  Independent Auditors' Report                                        9
   3.f.  Balance Sheets at March 31, 1995 and 1994                          10
   3.g.  Statements of Income and Retained Earnings for 3 months ended
         March 31, 1995 and 1994                                            11
   3.h.  Statements of Cash Flows for 3 months ended March 31, 1995
         and 1994                                                           12

4. Pro Forma Financial Statements for The Chalone Wine Group, Ltd.:
   4 a.  Income Statement for the 12 Months Ended December 31,1994          13
   4 b.  Balance Sheet at March 31, 1995                                    14
   4 c.  Income Statement for the 3 Months Ended March 31,1995              15
   4 d.  Note to Pro Forma Financial Statements (Unaudited)                 16

                   SOCIETE CIVILE DE DUHART-MILON-ROTHSCHILD
                                 BALANCE SHEETS
                  (All amounts in thousands of French Francs)


                                                                 December 31
                                                          ----------------------
                                                              1994         1993
                                                          ---------   ----------
ASSETS
Cash .................................................... FF    106   FF      23
Accounts receivable less allowance
   for doubtful accounts of FF 0 - 1994 and FF 85 - 1993        902          599
Inventories:
                  Bulk and bottled ......................    16,378       15,043
                  Wine production supplies ..............     2,410        1,886
Other current assets ....................................       342          258
                                                          ---------   ----------
Total current assets ....................................    20,138       17,809
Property, plant and equipment - net .....................    13,004       13,660
                                                          ---------   ----------
TOTAL ASSETS ............................................ FF 33,142   FF  31,469
                                                          =========   ==========


LIABILITIES AND SHAREHOLDER'S EQUITY
Bank borrowings ......................................... FF     87   FF     257
Accounts payable ........................................     1,602        1,071
Customer deposits........................................     1,570           94
Social charges and taxes, other than income .............     1,542        1,146
Other current liabilities ...............................       217          824
Intercompany accounts:
                  Interest bearing ......................    14,199       15,100
                  Non-interest bearing ..................     1,061          424
                                                          ---------   ----------
Total current liabilities ...............................    20,278       18,916
Stated value of common equity parts .....................        10           10
Retained earnings .......................................    12,854       12,543
                                                          ---------   ----------
Total shareholder's equity ..............................    12,864       12,553
                                                          ---------   ----------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY   ..........   FF 33,142   FF  31,469
                                                          =========   ==========

        The accompanying notes are an integral part of these statements.

                    SOCIETE CIVILE DE DUHART-MILON-ROTHSCHILD

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                   (All amounts in thousands of French Francs)


                                                   Year ended December 31
                                             ---------------------------------
                                                  1994       1993      1992
                                             ---------   --------    ---------
Wine sales to unrelated parties ............ FF  7,332   FF  2,652   FF 13,473
Intercompany wine sales ....................     7,406       9,379       5,381
                                             ---------   ---------   ---------
         Total Sales .......................    14,738      12,031      18,854
Cost of sales ..............................   (10,003)     (9,144)     (9,874)
                                             ---------   ---------   ---------
         Gross Profit ......................     4,735       2,887       8,980
Selling, general and administrative expenses    (1,267)       (888)     (1,411)
                                             ---------   ---------   ---------
         Operating income ..................     3,468       1,999       7,569
Interest expense:
         Bank loans ........................        (5)        (41)        (77)
         Intercompany ......................      (988)       (824)       (174)
Other income ...............................       592         375         442
                                             ---------   ---------   ---------
         Net earnings ......................     3,067       1,509       7,760
Retained earnings, beginning of year .......    12,543      16,899      12,229
Less: Dividends ............................    (2,756)     (5,865)     (3,090)
                                             ---------   ---------   ---------
Retained earnings, end of year ............. FF 12,854   FF 12,543   FF 16,899

        The accompanying notes are an integral part of these statements.

                    SOCIETE CIVILE DE DUHART-MILON-ROTHSCHILD

                            STATEMENTS OF CASH FLOWS

                  (All amounts in thousands of French Francs)


                                                     Year ended December 31
                                                 -----------------------------
                                                   1994       1993      1992
                                                 --------   --------  --------
Source (use) of cash
Cash flows from operating activities:
         Net earnings .......................... FF 3,067   FF 1,509  FF 7,760
         Non cash transactions included
                  in earnings:
                  Depreciation .................    2,215      1,970     1,915
                  Other ........................     (292)        82       (12)
         Change in:
                  Accounts receivable ..........     (218)      (284)      151
                  Inventories ..................   (1,859)    (1,933)   (2,618)
                  Other current assets .........      (84)        67      (114)
                  Accounts payable .............      531         27       104
                  Customer deposits ............    1,476       (145)   (3,799)
                  Social charges and taxes,
                     other than income .....          396       (209)       80
                  Other current liabilities ....     (607)       370       207
                                                 --------   --------  --------
                     Net cash provided by
                         operating activities ..    4,625      1,454     3,674
                                                 --------   --------  --------
Cash flows from investing activities:
         Capital expenditures ..................   (1,831)    (1,712)   (1,832)
         Proceeds from sale of assets ..........      479        519       423
                                                 --------   --------  --------
                  Net cash used in investing
                     activities ................   (1,352)    (1,193)   (1,409)
                                                 --------   --------  --------
Cash flows from financing activities:
         Bank borrowings (repayments) ..........     (170)      (401)     (389)
         Change in intercompany accounts .......     (264)     5,974     1,059
         Dividends paid to shareholder .........   (2,756)    (5,865)   (3,090)
                                                 --------   --------  --------
                  Net cash (used in) financing
                     activities ................   (3,190)      (292)   (2,420)
                                                 --------   --------  --------
Net increase (decrease) in cash ................       83        (31)     (155)
         Cash at beginning of year .............       23         54       209
                                                 --------   --------  --------
         Cash at end of year ................... FF   106   FF    23  FF    54
                                                 ========   ========  ========
Other cash flow information:
         Interest paid ......................... FF 1,016   FF   675  FF   282
                                                 ========   ========  ========

        The accompanying notes are an integral part of these statements.

                    SOCIETE CIVILE DE DUHART-MILON-ROTHSCHILD

                         NOTES TO FINANCIAL STATEMENTS
                  Years ended December 31, 1994, 1993 and 1992

                  (All amounts in thousands of French Francs)



NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION. Societe Civile de Duhart-Milon-Rothschild (The Company) is organised under the laws of the Republic of France and was a subsidiary of Domaines Barons de Rothschild S.A. (DBR), a company incorporated under the laws of the Republic of France, during the periods included in the accompanying financial statements. These financial statements are prepared using United
States generally accepted accounting principles. The company operated on dependent basis with other operations of DBR, and all costs of its operations, or sources of revenue, may not be measured in the accompanying financial statements. Interest charges are provided on intercompany accounts with DBR.

INVENTORIES. Inventories are stated at the lower of cost or market. Cost for bulk and bottled wines is determined on an accumulated weighted average basis and includes farming and harvesting costs, winery, and bottling costs. Farming and related costs are deferred as growing crops and are recognized when the related crop is harvested. Wine production supplies are stated at FIFO (first-in, first-out) cost. All bulk and bottled wine inventories are classified as current assets in accordance with recognized industry practice, although a portion of such inventories will be aged for periods longer than one year.

PROPERTY, PLANT AND EQUIPMENT. Property, plant and equipment are stated at cost. Depreciation is calculated over the estimated useful life of the asset. Buildings are depreciated over 20 to 40 years, building improvements over 10 years, and producing vines over 25 to 33 years, primarily using the straight-line method. Barrels and other equipment are depreciated over 2 to 10 years, primarily using accelerated methods.

REVENUE RECOGNITION. Revenues are recognised either when the customer accepts delivery of the wines or when the customer fully pays for the wines, whichever occurs first. In accordance with industry practices, customers often will leave their merchandise on the winery premises, perhaps for many years, prior to accepting delivery. In such circumstances it is the Company's practice not to charge storage fees to its customers. Partial payments by customers for wine purchases prior to bottling and shipment are recorded as deposits and are shown as current liabilities.

INCOME TAXES. The Company, as a Societe Civile under French law, has the status of a pass-through entity whose profits are taxable to its owner(s). Accordingly, no income taxes have been provided in the accompanying financial statements.

CONCENTRATION OF CREDIT RISK. The Company sells the majority of its products to long-time customers, predominantly in France, many of whom place substantial advance deposits on the product. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.


NOTE B - RELATED PARTY TRANSACTIONS

The Company often sells its wine through a centralized sales staff which is part of another DBR operating business. Such wine may be sold to independent third parties or to other operations of DBR. Intercompany sales to other DBR operations were FF 7,406, FF 9,379, and FF 5,381, in the years ended December 31, 1994, 1993, and 1992, respectively, which generated gross profit related to the intercompany sales of approximately FF 4,800, FF 6,100, and FF 3,500, respectively.

The Company obtains certain technical and administrative services, including certain sales activities discussed above, from other DBR operating business. Intercompany expense changes (classified as selling, general and administrative expenses) for such services were FF 1,267, FF 888 and FF 1,411 in the years ended December 31, 1994, 1993 and 1992 respectively.

The Company purchases the barrels used to store and age its wine from another DBR business. Such barrels are capitalized and depreciated (as a cost of sales) over their useful life of three years. Such depreciation expense was FF 1,197, FF 804, and FF 789, in the years ended December 31, 1994, 1993 and 1992, respectively. Capital expenditures for barrels were FF 340, FF 937 and FF 960 during the years ended December 31, 1994, 1993 and 1992, respectively.

The Company has interest-bearing intercompany borrowings from DBR which are classified as current liabilities. Such intercompany borrowings were FF 14,199 (at 7%) and FF 15,100 (at 6%) at December 31, 1994 and 1993, respectively. Such interest rates are established by DBR so as not to exceed rates permitted under French fiscal (tax) requirements. Intercompany interest expense was FF 988, FF 824 and FF 174 in the years ended December 31, 1994, 1993 and 1992, respectively. Additionally, at December 31, 1994 and 1993, a DBR subsidiary had provided non-interest-bearing advances of FF 1,408 and FF 556, respectively, related to future purchases of wine.

As a component part of a dependent group of business within DBR, the Company from time-to-time shares its personnel and assets (such as transportation equipment or farming machinery) with other DBR operations, and also receives the use of personnel and assets from other such operations. The costs or benefits of such transactions have not been measured by the Company. Accordingly, these financial statements may not reflect the costs and expenses which would be recorded if the Company were operated on a stand-alone basis.


NOTE C - PROPERTY, PLANT AND EQUIPMENT

                                                                December 31
                                                           ---------------------
                                                              1994       1993
                                                           ---------  ----------
Land ...................................................   FF  1,440  FF  1,402
Buildings and buildings improvements ...................       9,006      9,301
Producing and immature vines ...........................       5,578      5,319
Barrels 3,928...........................................       5,048
Other equipment ........................................       6,324      5,225
                                                           ---------  ----------
                                                              26,276     26,295
Less: accumulated depreciation .........................     (13,272)   (12,635)
                                                           ---------  ----------
                                                           FF 13,004  FF 13,660
                                                           =========  ==========

NOTE D - SIGNIFICANT CUSTOMER

In addition to intercompany sales, the sales to one customer aggregated 14% and 10% of total sales in the years ended December 31, 1994 and 1993, respectively.


NOTE E - SUBSEQUENT EVENTS

After December 31, 1994, the Company's parent, DBR, entered into an understanding with The Chalone Wine Group, Ltd. ("Chalone") whereby Chalone will contribute certain assets to the Company in exchange for a 23.5% interest in the Company.
                                      -8-

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
SOCIETE CIVILE DE
DUHART-MILON-ROTHSCHILD


We  have  audited  the   accompanying   balance  sheets  of  SOCIETE  CIVILE  DE
DUHART-MILON-ROTHSCHILD (the Company) (a subsidiary of Domaines Barons de Rothschild S.A.) as of December 31, 1994 and 1993, and the related statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 1994 (all expressed in French Francs). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles in the United States of America.

As discussed in Notes A and B to the financial statements, the Company is operated on a dependent basis with other operations of its parent company, and accordingly, the Company has significant transactions with related parties.

Deloitte Touche Tohmatsu


/s/   Jean-Paul Picard
-------------------------
      Jean-Paul Picard

July 13, 1995

                    SOCIETE CIVILE DE DUHART-MILON-ROTHSCHILD

                                 BALANCE SHEETS

                  (All amounts in thousands of French Francs)


                                                                March 31
                                                          ---------------------
                                                             1995        1994
                                                          ---------   ---------
ASSETS
Cash ...................................................  FF     93   FF     38
Accounts receivable ....................................      1,334       1,798
Inventories:
           Bulk and bottled wine .......................     15,602      14,624
           Wine production supplies ....................      2,497       1,676
Other current assets ...................................        281         201
                                                          ---------   ---------
Total current assets ...................................     19,807      18,337
Property, plant and equipment - net ....................     13,331      13,386
                                                          ---------   ---------
           TOTAL ASSETS ................................  FF 33,138   FF 31,723
                                                          =========   =========

LIABILITIES AND SHAREHOLDER'S EQUITY
Bank borrowings ........................................  FF     85   FF    287
Accounts payable .......................................      1,179       1,660
Customer deposits ......................................      1,750         640
Social charges and taxes, other than income ............      1,040         904
Other current liabilities ..............................      1,152           2
Intercompany accounts:
           Interest bearing ............................     16,667      17,624
           Non-interest bearing ........................        770         265
                                                          ---------   ---------
Total current liabilities ..............................     22,643      21,382
Stated value of common equity parts ....................         10          10
Retained earnings ......................................     10,485      10,331
                                                          ---------   ---------
           Total shareholder's equity ..................     10,495      10,341
                                                          ---------   ---------
           TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY ..  FF 33,138   FF 31,723
                                                          =========   =========

                   SOCIETE CIVILE DE DUHART-MILON-ROTHSCHILD

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                  (All amounts in thousands of French Francs)


                                                                March 31
                                                          ---------------------
                                                             1995       1994
                                                          ---------  ----------
Wine sales to unrelated parties ........................  FF  2,082  FF  1,455
Intercompany wine sales ................................      2,382      2,446
                                                          ---------  ---------
         Total Sales ...................................      4,464      3,901
Cost of sales ..........................................     (3,110)    (2,863)
                                                          ---------  ---------
         Gross Profit ..................................      1,354      1,038
Selling, general and administrative expenses ...........       (164)      (296)
                                                          ---------  ---------
         Operating income ..............................      1,190        742

Interest expense:
         Bank loans ....................................          0         (2)
         Intercompany ..................................       (197)      (228)
         Other income ..................................         37         32
                                                          ---------  ---------
               Net earnings ............................      1,030        544
Retained earnings, beginning of year ...................     12,854     12,543
Less: Dividends ........................................     (3,399)    (2,756)
                                                          ---------  ---------
Retained earnings, end of year .........................  FF 10,485  FF 10,331
                                                          =========  =========

                   SOCIETE CIVILE DE DUHART-MILON-ROTHSCHILD

                            STATEMENTS OF CASH FLOWS

                  (All amounts in thousands of French Francs)


                                                                March 31
                                                          ---------------------
                                                             1995        1994
                                                          ---------   ---------
Source (use) of cash
Cash flows from operating activities:
         Net earnings ..................................  FF  1,030   FF    544
Other ..................................................     (2,189)     (2,648)
                                                          ---------   ---------
Net cash provided by operating activities ..............     (1,159)     (2,104)
Net cash used in investing activities ..................     (1,028)       (276)
Net cash used in financing activities ..................      2,175       2,395
                                                          ---------   ---------
Net increase (decrease) in cash ........................        (13)         15
Cash at beginning of year ..............................        106          23
                                                          ---------   ---------
Cash at end of Period ..................................         93          38
Interest paid ..........................................        243         266

                          THE CHALONE WINE GROUP, LTD.
                         Pro Forma Financial Statements

                                INCOME STATEMENT
                                ----------------
                     (in thousands, except per share data)


                                     12 Months
                                      Ending                         Pro Forma
                                    December 31,     Pro Forma      December 31,
                                       1994          Adjustments       1994
                                    ------------     -----------    ------------
Wine sales ......................     $21,132                         $21,132
Cost of sales ...................      13,628                          13,628
                                      -------                         -------
  Gross Profit ..................       7,504                           7,504
SG&A expenses ...................       4,633        $ (29) (2)         4,605
                                      -------                         -------
  Operating Income ..............       2,870                           2,870
Interest, net ...................      (2,753)         400  (4)        (1,734)
                                                       619  (1)
Other, net ......................         192          (63) (3)           128
                                      -------                         -------
  Total Other ...................      (2,561)                         (1,605)
Earnings of equity interest .....                      282  (7)           282
Minority interest ...............                                        (188)
                                         (188)
                                      -------                         -------
  Earnings before tax ...........         121                           1,359
Income taxes ....................         101          513  (6)           614
                                      -------                         -------
Net Earnings ....................     $    20        $ 754            $   745
                                      =======                         =======
Net Earnings per share ..........     $  0.00                         $  0.10
                                      =======                         =======
Average # shares ................       4,826        2,602  (5)         7,429
                                      =======                         =======

------------------
(1) To reduce interest expense on DBR debentures as if converted at the beginning of the year.
(2) To reduce amortization of capitalized DBR debenture costs assumed to have been written-off on January 1, 1994.
(3) To reduce dividend income for the year on 14,054 shares of DBR stock.
(4) To reduce interest expense by assuming that the $5,000,004 proceeds from issuance of common stock to DBR and Summus are applied against Chalone's bank lines of credit. Interest on such lines of credit is variable based on the Prime rate and the average for 1994 is estimated as 8%.
(5) To increase average number of shares outstanding for EPS calculation due to the issuance of 1,769,143 shares of common stock for DBR debentures converted, and 416,667 shares issued to each of DBR and Summus.
(6) To adjust income tax expense by change in earnings before income tax using the statutory income tax rate of 40.5% applicable to Chalone during 1994.
(7) To record effect of equity in earnings of Duhart for the year ended December 31, 1994.

                          THE CHALONE WINE GROUP, LTD.
                         Pro Forma Financial Statements

                                 BALANCE SHEET
                                 -------------
                                 (in thousands)


                                                                      Pro Forma
                                          March 31,    Pro Forma      March 31,
                                           1995        Adjustments      1995
                                          ---------    -----------   ---------
Inventories ..........................     $28,740          --        $28,740
Other current assets .................       4,013        $476 (5)      4,489
                                           -------                    -------
     TOTAL CURRENT ASSETS ............      32,753                     32,229
DBR investment .......................      12,524     (12,524)(1)         --
Duhart-Milon investment                         --      12,524 (1)     12,873
                                                           349 (7)
Property, plant and equipment - net         20,299                     20,299
Other assets .........................       4,723        (118)(4)      4,605
                                           -------                    -------
     TOTAL ASSETS ....................     $70,299                    $71,006
                                           =======                    =======

Bank lines of credit .................     $13,708      (5,000)(3)    $ 8,708
Income taxes payable .................                     135 (6)        135
Other current liabilities ............       2,365                      2,365
                                           -------                    -------
     TOTAL CURRENT LIABILITIES .......      16,073                     11,208
Long term debt less current maturities       5,455                      5,455
Convertible subordinated debentures ..      20,884     (12,384)(2)      8,500
Other liabilities ....................       3,956        (258)(5)      3,698
Common stock .........................      24,467      12,384 (2)     41,733
                                                         5,000 (3)
                                                          (118)(4)
Shareholder deficit ..................        (536)        948 (6)        412
     TOTAL SHAREHOLDERS' EQUITY ......      23,931                     42,263
                                           =======                    =======
     TOTAL LIABILITIES & EQUITY ......     $70,299                    $71,006
                                           =======                    =======

-----------------
(1) To eliminate 14,055 shares of DBR held by Chalone and set up Duhart investment.
(2) To eliminate debentures held by DBR converted to common stock @ $7.00/share and issue 1,769,143 shares of common stock @ $7.00/share for the DBR debentures converted.
(3) To issue 416,667 shares of common stock @ $6.00/share to each of DBR and Summus and reduce bank lines of credit using proceeds from issuance of common stock.
(4) To write-off unamortized balance of capitalized debenture costs on converted debentures against common stock.
(5) To record increased cash from lower interest expense net of reduced interest expense attributable to converted debentures.
(6) To reflect the effect of (5) and (7) on shareholder deficit, net of taxes.
(7) To record effect of equity in earnings of Duhart for the year ended December 31, 1994 and the quarter ended March 31, 1995.

                          THE CHALONE WINE GROUP, LTD.
                         Pro Forma Financial Statements

                                INCOME STATEMENT
                                ----------------
                     (in thousands, except per share data)


                                                                     Pro Forma
                                      March 31,      Pro Forma       March 31,
                                       1995          Adjustments       1995
                                    ------------     -----------    ------------
Wine sales ......................     $ 4,423                         $ 4,423
Cost of sales ...................       2,926           --              2,926
                                      -------                         -------
  Gross Profit ..................       1,497           --              1,497
SG&A expenses ...................       1,221        $      (7)         1,214
                                      -------                         -------
  Operating Income ..............         276           --                283
Interest, net ...................        (736)         155  (1)
                                                                         (481)
Other, net ......................                     (100) (3)
                                      -------                         -------
  TOTAL OTHER ...................        (727)          --               (472)

Earnings of equity interest .....          --           67  (6)            67
Minority interest ...............         (5            --                 (5)
                                      -------                         -------
  Earnings before tax ...........        (456)          --               (127)

Income taxes ....................         193          129  (5)           (64)
                                      -------                         -------
  Net Earnings ..................     $  (263)          --            $   (63)

                                      =======                         =======
Net Earnings per share ..........     $ (0.05)                        $ (0.01)
                                      =======                         =======
Average shares outstanding.......       4,961        2,602  (4)         7,563
                                      =======                         =======

------------------
(1) To reduce interest expense on DBR debentures as if converted at the beginning of the year.
(2) To reduce amortization of capitalized DBR debenture costs assumed to have been written-off on January 1, 1994
(3) To reduce interest expense by assuming that the $5,000,004 proceeds from issuance of common stock to DBR and Summus are applied against Chalone's bank lines of credit. Interest on such lines of credit is variable based on the Prime rate and the average for 1994 is estimated as 8%.
(4) To increase average number of shares outstanding for EPS calculation due to the issuance of 1,769,143 shares of common stock for DBR debentures converted, and 416,667 shares issued to each of DBR and Summus.
(5) To adjust income tax expense by change in earnings before income tax using the statutory income tax rate of 40.5% applicable to Chalone during 1994.
(6) To record effect of equity in earnings of Duhart for the year ended December 31, 1994.

                          THE CHALONE WINE GROUP, LTD.
                         Pro Forma Financial Statements

               NOTE TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

The accompanying unaudited pro forma condensed financial statements present the financial position of The Chalone Wine Group, Ltd. (Chalone) following:

         a.  The   purchase   of  a  23.5%   interest   in  Societe   Civile  de
         Duhart-Milon-Rothschild in exchange for all of Chalone's ownership in Les Domaines Barons de Rothschild (Lafite)(DBR), 14,054 shares.

         b. The conversion of all of the convertible debentures held by DBR ($12,384,000) at $7.00 per share into 1,769,143 shares of Chalone common stock.

         c. The sale by Chalone for $2,500,000 of 416,667 new common stock shares to each of DBR and Summus Financial, Inc. (Summus) at $6.00 per share and issuance of one warrant to purchase one share of common stock at $8.00 per share for each new common stock share issued to DBR and Summus.

The unaudited pro forma condensed balance sheet and condensed statements of income assume that the aforementioned transactions occurred at January 1, 1994. The unaudited pro forma condensed financial statements are not necessarily indicative of the financial condition and/or results of operations had the above transaction been consummated on such dates and may not necessarily be indicative of future performance.